Registration Statement No. 333-137902
Dated April 8, 2008; Rule 433

About ELEMENTS – Highlights

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Details
Investment Vehicle
ELEMENTS are senior unsecured obligations of an investment grade issuer, and are designed to provide investors with exposure to the total returns of various market measures, including stocks, bonds, commodities, currencies or some combination thereof.

Investor Fee
The amount investors receive on the maturity date or upon early repurchase by the issuer will be based on the direction of and percentage change in the level of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the per annum investor fee. Secondary market prices will also reflect the investor fee. The investor fee will depend on the nature of the underlying market measure and/or strategy. For more information, please refer to the prospectus for a particular ELEMENTS.

Payment at Maturity
If investors hold ELEMENTS to maturity, they will receive a cash payment at maturity that reflects the performance of the underlying market measure, any accrued and unpaid distributions, if applicable, and the effect of the investor fee.

No Principal Protection
ELEMENTS are not principal protected. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less, and may receive substantially less, than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

Distributions
Equity- and Commodity-linked ELEMENTS do not make periodic distributions. Any income on the return is reflected in the daily indicative value.

Certain Currency-linked ELEMENTS pay distributions subject to an investor fee as specified in the applicable prospectus.

Liquidating Prior to Maturity
Investors can liquidate ELEMENTS prior to maturity in two ways:
•	Sell ELEMENTS on the relevant securities exchange through a broker or financial advisor. Sales commissions will apply.
•
Offer ELEMENTS for repurchase by the issuer, on a daily or weekly basis (as specified in the relevant ELEMENTS prospectus), during some or all of the term of each series of ELEMENTS, subject to the procedures described in the relevant prospectus. The issuer will require investors to have a minimum number of units for repurchase and a repurchase fee may apply. Investors should consult their brokers or financial advisors for more information.

ELEMENTS vs. Comparable Products
ELEMENTS, index mutual funds and exchange-traded funds (ETFs) all provide investors with exposure to the returns of various underlying market measures. However, ELEMENTS offer different features that may make them a more attractive investment vehicle to certain investors than index mutual funds and ETFs.

	ELEMENTS	Index Mutual Funds	ETFs
Type of Securities	Senior Unsecured Obligations	Registered Investment Company shares	Registered Investment Company shares
Primary Risk	Market and Issuer Risks	Market Risk	Market Risk
Liquidity	Daily (intraday) at market price on exchange	Daily (close of business) at net asset value	Daily (intraday) at market price on exchange
Tax	For Equity- and Commodity-linked ELEMENTS, tax reporting intended in year of sale, maturity or upon repurchase. For certain Currency-linked ELEMENTS, yearly 1099 tax reporting.	Yearly 1099 tax reporting	Yearly 1099 tax reporting
How to Liquidate an Investment
Via a broker or financial advisor through sale on the relevant securities exchange or through daily or weekly repurchase by the issuer (as specified in each ELEMENTS prospectus) during some or all of the term of ELEMENTS, subject to minimum size requirements[1]
		Redemption via a broker, financial advisor or fund company daily (close of business) at net asset value	Via a broker or financial advisor through sale on the relevant securities exchange or through daily redemption from the issuer at net asset value, subject to minimum size requirements
Distributions
Equity- and Commodity-linked ELEMENTS do not make periodic distributions. Any return is reflected in the daily indicative value. Certain Currency-linked ELEMENTS pay distributions as specified in the applicable prospectus.
		Yes	Yes
Short Sales[2]	Available both on an uptick and a downtick	Not available	Available both on an uptick and a downtick
Voting Rights	None except for changes to the terms of ELEMENTS	Yes	Yes

Index mutual funds and ETFs are investment companies registered with the Securities and Exchange Commission under the Investment Company Act of 1940. ELEMENTS are not required to be so registered. The 1940 Act regulates the organization of companies, including mutual funds, that engage primarily in investing, reinvesting, and trading in securities, and whose own securities are offered to the investing public. ELEMENTS, index mutual funds and ETFs are all registered under the Securities Act of 1933.

1 Upon daily or weekly repurchase at the option of the investor, the issuer will require an investor to have a minimum number of units for repurchase and a repurchase fee and other restrictions may apply. Please consult your broker or financial advisor for more information.
2 With short sales, you risk paying more for a security than you received from its sale.

About ELEMENTS – Benefits & Risks

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Benefits
Access to New Markets and Strategies
Certain asset classes and strategies are not easily accessible to individual investors. ELEMENTS provide opportunities to gain exposure to these asset classes and strategies in a cost-efficient way.

Portfolio Diversification
ELEMENTS are designed to provide investors with exposure to the returns of various underlying market measures, including indices comprised of stocks, bonds, commodities, currencies or some combination thereof. ELEMENTS can help investors utilize core and tactical strategies across asset classes, sectors and investment styles in order to construct a diversified portfolio to meet their investment objectives.

Certain asset classes, such as commodities and currencies, tend to have low correlations with traditional investments, such as stocks and bonds. Low correlation means the performance of one asset class has little relation with the performance of the other asset class. Thus, by adding ELEMENTS to a portfolio of stocks and bonds, investors have an opportunity to diversify their portfolio and thereby potentially reduce the risk profile of their portfolio.

Price Transparency
ELEMENTS are designed to provide a return that is linked to the performance of an underlying index or strategy less an annual investor fee.

The daily closing prices, daily closing indicative values and daily or weekly repurchase values1 of all ELEMENTS will be available on the product section under ELEMENTS Products, so that investors can easily track the performance of their ELEMENTS.

1An indicative value for a particular ELEMENTS is equal to the repurchase value when ELEMENTS are eligible to be repurchased. The indicative value will be provided for reference purposes only. The official daily or weekly repurchase value (as specified in each relevant ELEMENTS prospectus) will be used for any repurchase by the issuer. For more information, please refer to the particular ELEMENTS prospectus.

Tax Treatment

Equity- and Commodity-linked ELEMENTS are intended to offer a tax-efficient way to invest. Mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders. In contrast, under the intended tax treatment of Equity- and Commodity-linked ELEMENTS, investors should only realize capital gains or losses upon the sale, maturity, or repurchase by the issuer of their Equity- and Commodity-linked ELEMENTS. There is no direct authority governing the tax treatment of Equity- and Commodity-linked ELEMENTS, and there can be no assurance that the IRS or a court will agree with the intended tax treatment.

Certain Currency-linked ELEMENTS will be treated as “foreign currency” debt instruments for U.S. federal income tax purposes. Holders of these Currency-linked ELEMENTS generally should include any coupons payments and distributions in their income as ordinary interest at the time such coupon payments and distributions are accrued or received by such holders (in accordance with their regular method of tax accounting). Gain or loss recognized in connection with the maturity or repurchase by the issuer of these Currency-linked ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

Investors should note that the intended tax treatments discussed above may not apply to all ELEMENTS, and that the intended tax treatment of particular ELEMENTS will depend on their specific nature and terms. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their tax advisors regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS. We do not offer tax or legal advice. Please consult with your tax or legal advisor before investing.

For more information about the tax treatment of ELEMENTS, please see “Tax Information” section.

Flexibility and Liquidity
Like equities, ELEMENTS offer the liquidity provided by exchange listing. ELEMENTS also provide a liquidity-enhancing institutional-size repurchase feature during some or all of their term. Individual investors can choose to sell ELEMENTS in the secondary market at market prices during trading hours or hold ELEMENTS until maturity or repurchase by the issuer. Investors may offer their ELEMENTS for repurchase by the issuer on a daily or weekly basis (as specified in each ELEMENTS prospectus). The issuer will require investors to offer a minimum number of units for repurchase and a repurchase fee and other restrictions may apply. Please consult a broker or financial advisor for more information. Upon repurchase by the issuer, for Equity- and Commodity-linked ELEMENTS, investors will receive a cash payment based on the performance of the underlying market measure, less any fees that may apply. For Currency-linked ELEMENTS, the annual investor fee is deducted from any accrued and unpaid distribution upon repurchase.

Risks
Summarized below are potential risks associated with an investment in ELEMENTS. For a more comprehensive list of risk factors, please refer to the prospectus for each series of ELEMENTS.

No Principal Protection
ELEMENTS are not principal protected. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less, and could receive substantially less, than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

Underlying Market Measure Risk
The return on each Equity- and Commodity-linked ELEMENTS is linked to the performance of its underlying market measure, which, in turn, is linked to the prices of the components underlying such market measure. These prices may change unpredictably, affecting the value of the underlying index and, consequently, the value of your Equity- and Commodity-linked ELEMENTS in unforeseeable ways.

Concentrated Investment Risk
The components underlying the market measure of some ELEMENTS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors.

Distributions
As each series of ELEMENTS has differing characteristics, you should review the prospectus applicable to that series to determine whether distributions apply to the ELEMENTS and, if so, at what rate.

Issuer Risk
ELEMENTS are senior unsecured obligations of the issuer. The repayment of the principal and the payment of any distributions, if any, at maturity or upon repurchase by the issuer are dependent on that issuer's ability to pay.

Call Risk
ELEMENTS may contain a call feature that allows the issuer to repurchase your ELEMENTS at its option upon the occurrence of certain market events. As a result, the timing of your principal repayment may be earlier than anticipated and, if this call feature is exercised, you may not be able to reinvest the proceeds you receive upon the repurchase by the issuer in a security comparable to that series of ELEMENTS.

A Trading Market for the ELEMENTS May Not Develop
Although ELEMENTS are listed on a U.S. securities exchange, a trading market for ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions. However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The issuer is not required to maintain any listing of ELEMENTS on an exchange.

Additional Risks Specific to Currency-linked ELEMENTS

Distribution Based on the Index and the Exchange Rate
Certain Currency-linked ELEMENTS provide for periodic distributions that vary with the relevant exchange rate and reflect adjustments to the relevant market measure including the deduction of the investor fee.  As a result, the distributions you receive may be less than the interest you would receive on a conventional debt security that you could purchase today with the same maturity as the ELEMENTS and may not compensate you for the risks associated with holding these ELEMENTS.

Currency Risk
The return on the Currency-linked ELEMENTS is linked to the performance of the underlying currencies. Currency prices may change unpredictably, affecting the exchange rates and, consequently, the value of the Currency-linked ELEMENTS in unforeseeable ways.

About ELEMENTS – Tax Information

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

ELEMENTS Treatment for U.S. Federal Income Tax Purposes

Equity- and Commodity-linked ELEMENTS
There is no direct authority governing the tax treatment of securities such as the Equity- and Commodity-linked ELEMENTS, and there can be no assurance that the IRS or a court will agree with the intended tax treatment.  It is intended that the ELEMENTS be treated for U.S. tax purposes as prepaid contracts with respect to the relevant stock, stock index, commodities index or similar underlying benchmark. If this U.S. tax treatment is respected, Equity- and Commodity-linked ELEMENTS should not be treated as debt for U.S. federal income tax purposes, and investors should not recognize taxable income due to interest inclusions or original issue discount (OID) during their holding period of these ELEMENTS. Therefore, under this treatment, investors should only recognize a capital gain or loss upon the sale, maturity or repurchase by the issuer of their Equity- and Commodity-linked ELEMENTS.

On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated that they are considering issuing new regulations or other guidance on whether holders of instruments such as the Equity- or Commodity-linked ELEMENTS should be required to recognize income during the term of their investment.  The IRS and Treasury Department also requested taxpayer comments on a number of related topics, including whether the holder of these instruments should be required to accrue income during its term (e.g., under a mark-to-market, accrual or other methodology); the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether foreign holders should be subject to withholding tax on any deemed income accrual; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Equity- and Commodity-linked ELEMENTS, possibly with retroactive effect. In addition, on December 19, 2007, legislation was introduced in the United States Congress that, if enacted into law, would require current accrual of interest income on financial instruments similar to the Equity- and Commodity-linked ELEMENTS acquired after the date of legislation’s enactment. It is not possible to predict whether, when or in what form any such legislation might be enacted.

Accordingly no assurance can be given that future tax legislation, regulations or other guidance will not change the tax treatment of ELEMENTS. Even if the tax treatment of ELEMENTS is changed only on a prospective basis, that could affect the issuer’s ability to issue additional ELEMENTS under an existing pricing supplement, which could affect liquidity for ELEMENTS issued prior to such change.  Potential investors should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the ELEMENTS, including possible alternative treatments and the issues presented by the notice and the recently proposed legislation.

Investors should note that the intended tax treatment discussed above may not apply to all Equity- and Commodity-linked ELEMENTS, and that the intended tax treatment of particular ELEMENTS will depend on their specific nature and terms. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their tax advisors regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

Currency-linked ELEMENTS
Certain Currency-linked ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of these Currency-linked ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accrued or received by such holders (in accordance with their regular method of tax accounting). Gain or loss recognized in connection with the sale, maturity or repurchase by the issuer of these Currency-linked ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

Investors should note that the tax treatment discussed above may not apply to all Currency-linked ELEMENTS, and that the tax treatment of particular Currency-linked ELEMENTS will depend on their specific nature and terms. The tax summary provided in the disclosure document for a particular Currency-linked ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those Currency-linked ELEMENTS. In evaluating any potential investment in Currency-linked ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for the particular Currency-linked ELEMENTS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those Currency-linked ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing.

About ELEMENTS – How to Trade

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

How to buy and sell ELEMENTS

•	Purchasing ELEMENTS
ELEMENTS can be bought through a broker or financial advisor on a U.S. securities exchange during market hours.

•	Selling ELEMENTS

ELEMENTS can be sold in the secondary market on a U.S. securities exchange during market hours. ELEMENTS can be offered for repurchase by the issuer during some or all of their term, subject to minimum size and certain other requirements as specified in each ELEMENTS prospectus. Please consult your broker or financial advisor for more information.

Information on ELEMENTS

•
Market (Trading) Prices: Information on market (trading) prices will be available through customary news and financial information media sources. Bid and ask prices on ELEMENTS will be available on Bloomberg by typing a designated ELEMENTS ticker symbol which will be specific to each ELEMENTS, then <Equity>, then <Go>.

•
Indicative Value: An indicative value for each ELEMENTS is a value similar to the net asset value (NAV) of a mutual fund, and will be available on Bloomberg by typing a designed ELEMENTS indicative value ticker symbol which will be specific to each ELEMENTS, then <Index> then <Go>. Moreover, the closing daily indicative value for each outstanding ELEMENTS will be published on the relevant product section under ELEMENTS Products. The value will be provided for reference purposes only. For more information please see the Indicative Value section of each ELEMENTS prospectus.

About ELEMENTS – Frequently Asked Questions

ELEMENTS are exchange-traded notes designed to track the return of a specific underlying market measure. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

General

What are ELEMENTS?
ELEMENTS are senior unsecured obligations of an investment grade issuer, and are designed to provide investors with exposure to the returns of various market measures across asset classes. ELEMENTS are not equities or index mutual funds, but they do share several characteristics with these investments. For example, like equities, they trade on an exchange and can be shorted. Like an index mutual fund they are linked to the return of an underlying market measure.

What are the advantages of ELEMENTS?
ELEMENTS provide investors with convenient access to the returns of market measures, less investor fees, with easy transferability and an exchange listing. The ELEMENTS structure allows investors to achieve cost-effective investment in previously expensive or difficult-to-reach market sectors or strategies, and in certain instances, such as Equity- and Commodity-linked ELEMENTS, is intended to provide a tax-efficient form of investment.

How are the returns of ELEMENTS calculated?
ELEMENTS are designed to provide investors with a return that is linked to the total return of an underlying market measure less the investor fee.

Will ELEMENTS have a daily net asset value (NAV)?
ELEMENTS will NOT have a daily NAV because ELEMENTS are not mutual funds. However, ELEMENTS will have a daily indicative value which is equal to the repurchase value where the ELEMENTS are eligible to be repurchased. The daily indicative value may be lower or higher than the market (trading) price of a particular ELEMENTS and is provided for information purposes only. Intraday daily indicative value for each ELEMENTS will be available on Bloomberg and the closing daily indicative value for each outstanding ELEMENTS will be published on the relevant product section under ELEMENTS Products page.

What is the difference between market (trading) price and closing indicative value for ELEMENTS?
The market (trading) price for ELEMENTS is the bid or ask price based on supply and demand of each ELEMENTS on the relevant U.S. securities exchange. On the other hand, the term "indicative value" is used to refer to the value at a given time determined based on the following equation for Equity- and Commodity-linked ELEMENTS (for Currency-linked-ELEMENTS, refer to the specific currency product pages):

Closing Indicative Value = $10 X (Closing Index Level / Initial Index Level) X Current Fee Factor

where:

Closing Index Level = The most recent published closing level of the index available;
Initial Index Level = The closing level of index on the inception date; and
Current Fee Factor = One minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable date divided by 365.

If an issuer's credit rating is downgraded, what happens to the closing indicative value?
The closing indicative value calculation of the ELEMENTS will not change in response to an issuer's credit rating being downgraded. However, the market (trading) price of the ELEMENTS may be adversely impacted.

Is there a minimum trade size for ELEMENTS?
There is currently no minimum trade size for ELEMENTS via a broker or a financial advisor on the relevant U.S. securities exchange. However, the issuer will require investors to have a minimum number of units to offer ELEMENTS for repurchase on a daily or weekly repurchase (as specified in each ELEMENTS prospectus).

How can ELEMENTS be offered for repurchase by the issuer prior to the maturity date?
The procedures to offer ELEMENTS for repurchase by the issuer are specified in each ELEMENTS prospectus.

Do ELEMENTS make distributions?
Equity- and Commodity-linked ELEMENTS do not make distributions.

Currency-linked ELEMENTS may make periodic distributions, less an investor fee. The procedures used to determine the amount of distribution, if any, will be specified in the relevant ELEMENTS prospectus.

Do ELEMENTS offer principal protection?
ELEMENTS do not offer principal protection. At maturity or upon repurchase, investors will receive a cash payment linked to the performance of the underlying market measure. If the value of the underlying market measure decreases, or for Equity- and Commodity-linked ELEMENTS, does not increase by an amount greater than the investor fee applicable to the Equity- and Commodity-linked ELEMENTS, investors will receive less, and could receive substantially less, than their original investment in ELEMENTS upon maturity or repurchase by the issuer.

Are ELEMENTS registered with the Securities and Exchange Commission?
Yes, ELEMENTS are registered under the Securities Act of 1933. ELEMENTS are not required to be registered with the SEC under the Investment Company Act of 1940.

Do ELEMENTS have voting rights?
ELEMENTS have voting rights only for changes to their terms.

For commodity-based ELEMENTS, are ELEMENTS regulated by the CFTC (Commodity Futures Trading Commission)?
No, but futures contracts underlying the relevant market index may be regulated by the CFTC.

Is a Series 3 license required to sell ELEMENTS linked to commodity indexes?
A broker or financial advisor does not need to have a Series 3 license to sell ELEMENTS.

How does one find ELEMENTS market (trading) prices?
Information on ELEMENTS market (trading) prices will be available through customary news and financial information media sources.

Information regarding ELEMENTS market (trading) prices can also be found on Bloomberg by typing the relevant ELEMENTS trading symbol, then <Equity>, then <Go>. Investors should contact their brokers or financial advisors to obtain bid and ask prices.

Trading

Where are ELEMENTS listed?
ELEMENTS will be listed on a U.S. securities exchange.

How can an investor buy or sell ELEMENTS?
ELEMENTS are listed on a U.S. securities exchange and can be bought and sold under a designated ticker symbol during trading hours through a broker or financial advisor. Investors should consult their brokers or financial advisors for more information.

When can an investor buy or sell ELEMENTS?
ELEMENTS can be bought or sold through a broker or financial advisor anytime during which the relevant U.S. securities exchange is open for business.

Can ELEMENTS be shorted?
Yes, on an uptick or a downtick and subject to the ability to locate shares to borrow. With short sales, an investor risks paying more for a security than the amount one received from its sale.

ELEMENTS Products

What ELEMENTS are currently available?
Click here to see the current offerings.

ELEMENTS Partners

Who are ELEMENTS Partners?
ELEMENTS are exchange-traded notes brought to the market through partnerships among Index Providers, Investment Grade Issuers, Distributors and Securities Exchanges.

Index Providers develop unique and robust total return market measures to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are senior unsecured obligations of investment grade Issuers. Distributors bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. securities exchange.

How can an investor find out more information about these partners?
Click here to learn more about the ELEMENTS Partners.

Tax

Equity- and Commodity-linked ELEMENTS

What makes Equity- and Commodity-linked ELEMENTS a tax-efficient investment option?
ELEMENTS are intended to provide a tax-efficient means to invest. Index mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders. In contrast, under the intended tax treatment of Equity- and Commodity-linked ELEMENTS, investors should only realize capital gains or losses upon the sale, maturity, or repurchase by the issuer of their Equity- and Commodity-linked ELEMENTS. There is no direct authority governing the tax treatment of Equity- and Commodity-linked ELEMENTS, and there can be no assurance that the IRS or a court will agree with the intended tax treatment.  No assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of ELEMENTS. Even if the tax treatment of ELEMENTS is changed only on a prospective basis, that could affect our ability to issue additional ELEMENTS under an existing pricing supplement, which could affect liquidity for ELEMENTS issued prior to such change.

Investors should note that the generally intended tax treatment discussed above may not apply to all Equity- and Commodity-linked ELEMENTS, and that the intended tax treatment of particular ELEMENTS will depend on their specific nature and terms. The tax summary provided in the disclosure document for particular ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those ELEMENTS. In evaluating any potential investment in ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular ELEMENTS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

How is the tax treatment of Equity- and Commodity-linked ELEMENTS different from that of a traditional bond?
It is generally intended that ELEMENTS based on stock or commodities indices be treated as prepaid contracts for tax purposes. In contrast, corporate bonds are normally treated as debt for tax purposes, which means that interest payments on typical corporate bonds are treated as income and principal payments are treated as return of capital. Special rules applicable to certain corporate bonds with contingent payments require an investor to recognize income prior to realization and to treat any gain on the sale of such a bond as ordinary income. In contrast, under the intended tax treatment of Equity- and Commodity-linked ELEMENTS, investors should only realize capital gains or losses upon the sale, maturity or repurchase by the issuer of their Equity- and Commodity-linked ELEMENTS.

Equity- and Commodity-linked ELEMENTS are sometimes issued in the form of unsecured debt securities of a corporate issuer—might they sometimes be treated as debt for tax purposes?
The tax treatment of a security as debt or equity does not necessarily follow the form of the security. Where a security in the form of debt lacks certain essential characteristics of debt such as guaranteed repayment of principal investment, and has the economic characteristics of another type of investment, the applicable U.S. tax rules generally characterize the security based on its economic terms rather than the labels applied to the security for non-tax purposes.

What is a prepaid contract?
A prepaid contract is a financial instrument, such as a forward contract. The owner of a prepaid contract pays an initial amount in order to receive a future contingent payment based on the value of an index or other underlying benchmark at a specified time.

Currency-linked ELEMENTS

What is the tax treatment of Currency-linked ELEMENTS?
Certain Currency-linked ELEMENTS will be treated as "foreign currency" debt instruments for U.S. federal income tax purposes. Holders of these Currency-linked ELEMENTS generally should include the coupon payments in their income as ordinary interest at the time such coupon payments are accrued or received by such holders (in accordance with their regular method of tax accounting). Gain or loss recognized in connection with the sale, maturity or repurchase by the issuer of these Currency-linked ELEMENTS will generally be treated as ordinary income or loss to the extent attributable to fluctuations in exchange rates.

Investors should note that the tax treatment discussed above may not apply to all Currency-linked ELEMENTS, and that the tax treatment of particular Currency-linked ELEMENTS will depend on their specific nature and terms. The tax summary provided in the disclosure document for a particular Currency-linked ELEMENTS will supersede, and should be read to replace, the above discussion in respect of those Currency-linked ELEMENTS. In evaluating any potential investment in Currency-linked ELEMENTS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for the particular Currency-linked ELEMENTS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those Currency-linked ELEMENTS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those ELEMENTS.

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To what does this Online Privacy Statement apply?
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What personal and technical information do we collect via this Site?
This Site will collect personal information that you voluntarily provide, such as your name, address, telephone number or e-mail address. This Site may also collect information on what country you are accessing this Site from and your preferences, such as language selection, information on which pages within this Site you visit, and certain technical information regarding your computer and operating systems, such as your Internet protocol address, domain name and system configurations and settings. We will not know who you are unless you tell us.

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On this Site, we may use cookies or other technology to gather information about Site usage to help us improve the content, usability and functionality of this Site, and to remember certain user attributes (such as the country you are accessing this Site from and your language selection). This helps us better tailor this Site for users and better understand how many new and repeat users visit this Site, which features or pages are most popular, and user browsing and usage patterns.

How do we use personal information that we collect via this Site?
We will use the personal information that we collect from you via this Site to contact you concerning the ELEMENTS products.

Verifying the accuracy of personal information
We endeavor to keep our records of your personal information current and complete. If you become aware of any discrepancies in your personal information collected via this Site, please contact us as directed at the the end of this Online Privacy Statement, and we will make the necessary corrections.

Changes to this Online Privacy Statement
If we materially change our privacy policies or practices, we will also change this Online Privacy Statement to notify you of such changes.

What should you know about e-mail?
We recommend that you not send us any individual personal information via nonsecure methods of communication, including via public electronic communication channels, such as Internet e-mail, which are generally not secure.

Whom should you contact if you have questions about this Online Privacy Statement?
If you have any questions regarding this Online Privacy Statement, our Privacy Policy or our privacy-related practices, please contact us by phone at 877-222-7952. You can also contact us by mail at:

Merrill Lynch & Co., Inc.
Attention : General Counsel, Reference: Privacy
4 World Financial Center
New York, NY , 10080

Online Privacy Statement: Last updated 03/2007

©2008 MLPF&S Inc. All Rights Reserved.	Prospectus | Legal Information | Privacy Statement

In considering ELEMENTS as an investment, and investor should review ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking an action. In the event of any inconstancy between this website and the prospectus for a particular offering of ELEMENTS, you should rely on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.

Important Legal Information

Please read

General Information
The information provided on this website is not intended for distribution to, or use by, any person or entity outside the Unites States or in any jurisdiction where such distribution or use would be contrary to law or regulation or which would subject the distributors of this product or their affiliates to any registration requirement within such jurisdiction. Some products and services may not be available in all jurisdictions or to all persons.

The information on these securities is not, and is not intended to be, a complete discussion of all material information about the securities. If you are considering an investment in any of these products, you should carefully read the relevant prospectus, prospectus supplement, pricing supplement or other offering document prior to making a purchase. The information on these securities does not constitute a specific recommendation to buy any security. The investments referenced do not take into account the investment objectives, financial situation or particular needs of any specific person.

The content of this website has been prepared based upon sources, materials and systems believed to be reliable and accurate and are provided to you on an “as is” basis. Any content relating to a specific issuance of any securities contained on the ELEMENTS Products page or elsewhere through out this website, is subject to change or cancellation without prior notice. It is your responsibility to verify any information contained in this website before making an investment decision.

Special Considerations Concerning ELEMENTS
For a comprehensive list of risk factors associated with each ELEMENTS product, please refer to the disclosure document provided by your financial advisor or broker. The applicable prospectus for a series of ELEMENTS sets forth the specific risks associated therewith. An investment in ELEMENTS involves risks, including possible loss of principal. ELEMENTS are exchange traded notes and are unsecured obligations of the issuer specified in the relevant ELEMENTS prospectus. They have NO principal protection and thus may be riskier than other ordinary unsecured debt securities. The return on ELEMENTS is linked to the performance of a particular market measure and therefore any investment will carry risks similar to an investment in the components of that market measure. Prices associated with the components of the market measure may change unpredictably, affecting the value of the market measure and thus the value of the particular ELEMENTS. Investing in the ELEMENTS is not equivalent to investing directly in the components of the market measure or the relevant market measure itself.

The market value of ELEMENTS may be influenced by many unpredictable factors, including market conditions affecting the underlying market measure components relevant to the specific ELEMENTS. Other factors, including the actual or perceived creditworthiness of the issuer, interest rates and general economic, financial, political, regulatory or judicial events will affect the value of ELEMENTS. Risks include issuer risks and for the ELEMENTS providing for periodic distributions, the risk of no distributions. A trading market for a particular series of ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions. However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The investor fee payable annually in respect of any series of ELEMENTS will reduce the amount of your return at maturity or upon repurchase by the issuer.

Brokerage commissions will apply to purchases and sales of the ELEMENTS in the secondary market. The sale, repurchase by the issuer or maturity of the ELEMENTS will generate tax consequences. The trading prices of a particular series of ELEMENTS will reflect changes in their intrinsic value as well as market supply and demand, and the credit rating of the particular issuer. Investments denominated in a foreign currency are subject to fluctuations in foreign currency exchange rates that may have a positive or negative effect on the return of an investment.

Unless otherwise stated, any pricing information in this website is indicative only, is subject to change and is not an offer to deal. Where relevant, the price quoted is exclusive of tax and delivery costs and commissions. Any reference to the terms of executed transactions should be treated as preliminary.

Neither the issuers involved in any particular series of ELEMENTS nor any distributor thereof, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nuveen Investments, LLC are providing tax advice and nothing contained herein should be construed as such. Any discussion of U. S. tax matters contained herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U. S. tax –related penalties.

This information is not a research publication. Any research summary will be identified as such and is subject to specific disclaimers associated with that report. The issuers of ELEMENTS featured herein, the distributors of ELEMENTS and any of their respective affiliates may trade for their own accounts in any of the securities of issuers mentioned herein or in related investments, and may also from time to time perform or solicit investment banking or other services for, or from, any entity mentioned herein.

Each issuer will have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should carefully read the prospectus in that registration statement and other documents that the issuer has filed with the SEC relating to such offering for more complete information about that issuer and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov or by visiting the ELEMENTS website at www.ELEMENTSetn.com. Alternatively, the issuer, any agent or any dealer participating in the particular offering will arrange to send you the prospectus and other documents relating to any such offering upon your calling toll-free 1-877-ETN-ADVICE (386-2384). You can also ask your broker or financial advisor to provide you with the prospectus and other documents.

Merrill Lynch owns a substantial equity interest in the holding company of Nuveen Investments, LLC, whose investment adviser affiliates include Nuveen, Rittenhouse, NWQ, Tradewinds, Symphony and Santa Barbara.

Information about Various Indices Associated with ELEMENTS

Beeland Interests, Inc.

Beeland Interests, Inc. has consented to the use of the Rogers International Commodity Index and subindices, in exchange for a fee, in connection with the issuance of the ELEMENTS.

Beeland Interests, Inc. is under no obligation to continue the Rogers International Commodity Index. The ELEMENTS are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. No inference should be drawn from the information contained in this website that Beeland Interests, Inc. makes any representation or warranty, implied or express, to the issuer, the holder of the ELEMENTS or any member of the public regarding the advisability of investing in securities generally or in the ELEMENTS in particular or the ability of the ELEMENTS to track general commodity market performance. Beeland Interests, Inc. has no obligation to take the needs of the issuer or the holders of the ELEMENTS into consideration in determining or composing the Rogers International Commodity Index. Beeland Interests, Inc. is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the ELEMENTS to be issued or in the determination or calculation of the equation by which the ELEMENTS are to be settled in cash. Beeland Interests, Inc. has no obligation or liability in connection with the administration or marketing of the ELEMENTS.

ELEMENTSSM are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. or James Beeland Rogers, Jr.

Neither Beeland Interests, Inc. nor James Beeland Rogers, Jr. makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this website, or the advisability of investing in securities or commodities generally, or in the ELEMENTSSM or in futures particularly.

NEITHER BEELAND INTERESTS, INC. NOR ANY OF ITS AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”) OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE ELEMENTSSM, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY DATA INCLUDED THEREIN OR THE ELEMENTSSM. NEITHER BEELAND INTERESTS, INC. NOR ANY OF ITS AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, INC. OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

BNP Paribas (BNP)

BNP Paribas has consented to the use of the S&P Custom/BNP Paribas –

SPECTRUM US Sector Momentum IndexTM, in exchange for a fee, in connection with the issuance of the ELEMENTS.

“SPECTRUM LARGE CAP U.S. SECTOR MOMENTUM INDEXTM DEVELOPED BY BNP PARIBAS, S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEXTM, SPECTRUM INDEXTM AND SPECTRUM MOMENTUM INDEXTM ARE SERVICE MARKS OF BNP PARIBAS AND HAVE BEEN LICENSED FOR USE BY MLPF&S.

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY BNP, ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS, S&P OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING THE INDEX (COLLECTIVELY, THE “BNP PARTIES”). THE INDEX IS THE EXCLUSIVE PROPERTY OF BNP. S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEXTM IS A SERVICE MARK OF BNP OR ITS AFFILIATES AND HAS BEEN LICENSED FOR USE FOR CERTAIN PURPOSES. THE SECURITIES HAVE NOT BEEN PASSED ON BY ANY OF THE BNP PARTIES AS TO THEIR LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE BNP PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE BNP PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO SEK OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THE SECURITIES PARTICULARLY, OR THE ABILITY OF THE INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. BNP OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE BNP PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. NONE OF THE BNP PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION FOR WHICH THE SECURITIES MAY BE REPURCHASED. NONE OF THE BNP PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR THE OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES. BNP’S ONLY RELATIONSHIP TO THE ISSUER IS WITH RESPECT TO CERTAIN TRADEMARKS AND TRADE NAMES OF BNP AND THE INDEX, WHICH IS DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO THE ISSUER OR THE SECURITIES.

ALTHOUGH THE BNP PARTIES SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCES THAT THE BNP PARTIES CONSIDER RELIABLE, NONE OF THE BNP PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE BNP PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEX OR ANY DATA INCLUDED THEREIN. THE BNP PARTIES SHALL HAVE NO LIABILITY TO LICENSEE, SUB-LICENSEE OR ANY THIRD PARTY FOR ANY ACT OR FAILURE TO ACT BY IT IN CONNECTION WITH THE DETERMINATION, ADJUSTMENT, CALCULATION OR MAINTENANCE OF THE INDEX. FURTHER, NONE OF THE BNP PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE BNP PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO THE INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE BNP PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES. NO PURCHASER, SELLER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY BNP TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE SECURITIES WITHOUT FIRST CONTACTING BNP TO DETERMINE WHETHER BNP’S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH BNP WITHOUT THE PRIOR WRITTEN PERMISSION OF BNP.

THE BNP PARTIES, THE ISSUER AND THEIR RESPECTIVE AFFILIATES ACKNOWLEDGE THAT THEY AND THEIR RESPECTIVE AFFILIATES MAY BE ABLE TO AFFECT OR INFLUENCE THE DETERMINATION, ADJUSTMENT OR MAINTENANCE OF THE INDEX. THE BNP PARTIES, SEK AND THEIR RESPECTIVE AFFILIATES MAY DEAL IN ANY OBLIGATIONS OF ANY OF THE COMPANIES THAT COMPOSE THE INDEX, AND MAY, WHERE PERMITTED, ACCEPT DEPOSITS FROM, MAKE LOANS OR OTHERWISE EXTEND CREDIT TO, AND GENERALLY ENGAGE IN ANY KIND OF COMMERCIAL OR INVESTMENT BANKING OR OTHER BUSINESS WITH, SUCH COMPANIES OR AFFILIATES OF SUCH COMPANIES, AND MAY ACT WITH RESPECT TO SUCH BUSINESS AS IF THE INDEX DID NOT EXIST, REGARDLESS OF WHETHER SUCH ACTION MIGHT ADVERSELY AFFECT THE INDEX OR THE SECURITIES.

STANDARD & POOR’S DOES NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEXTM, ANY DATA INCLUDED THEREIN, OR ANY DATA FROM WHICH IT IS BASED, AND STANDARD & POOR’S SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STANDARD & POOR’S MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED FROM THE USE OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEXTM. STANDARD & POOR’S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEXTM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STANDARD & POOR’S HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. BNP PARIBAS HAS DEVELOPED, MAINTAINED AND IS RESPONSIBLE FOR THE METHODOLOGY THAT IS EMPLOYED IN CONNECTION WITH THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEXTM. STANDARD AND POOR’S ROLE IS LIMITED TO PROVIDING CONSULTING SERVICES TO BNP PARIBAS AND PERFORMING CALCULATIONS AND DATA DISTRIBUTION IN CONNECTION WITH THE INDEX.

STANDARD & POOR’S DOES NOT SPONSOR, ENDORSE, SELL, OR PROMOTE ANY INVESTMENT FUND OR OTHER VEHICLE THAT IS OFFERED BY THIRD PARTIES AND THAT SEEKS TO PROVIDE AN INVESTMENT RETURN BASED ON THE RETURNS OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX.

Dow Jones Indexes

“Dow Jones”, “Dow Jones Indexes”, “Dow Jones High Yield Select 10 Total Return Index” and all index names cited are service marks of Dow Jones & Company, Inc.

The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor (including its affiliates). The Index Sponsor has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Securities. The Index Sponsor makes no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. The Index Sponsor has no obligation to take the needs of Deutsche Bank, MLPF&S, Nuveen Investments or the holders of the Securities into consideration in determining, composing or calculating the Index. The Index Sponsor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Index Sponsor has no liability in connection with the administration, marketing or trading of the Securities.

THE INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND THE INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK, MLPF&S, NUVEEN INVESTMENTS, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN MLPF&S AND THE INDEX SPONSOR, INC. IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES.

Merrill Lynch Commodities, Inc.

Merrill Lynch, Pierce, Fenner and Smith Limited, as Index Publisher, and Merrill Lynch Commodities, Inc., as Index Sponsor, make no representation or warranty, express or implied, to depositors or any member of the public regarding the advisability of purchasing Securities, particularly, or the ability of the Index to track general commodity market performance. The Index is determined, composed and calculated by the Index Publisher and the Index Sponsor without regard to the Securities. The Index Publisher and the Index Sponsor have no obligation to take the needs of the depositors into consideration in determining, composing or calculating the Index. The Index Publisher and the Index Sponsor are not responsible for and have not participated in the determination of the timing of, prices at or quantities of the Securities to be issued. The Index Publisher and the Index Sponsor have no obligation or liability in connection with the administration and marketing of the Securities.

MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED, AS INDEX PUBLISHER, AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSOR, IN THEIR CAPACITY AS INDEX MANAGER AND INDEX SPONSOR, RESPECTIVELY, WITH RESPECT TO THE INDEX, DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSORS, MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PURCHASERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN FOR ANY USE. MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSORS, MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MERRILL LYNCH, PIERCE, FENNER AND SMITH LIMITED AND MERRILL LYNCH COMMODITIES, INC., AS INDEX SPONSORS, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

Morningstar, Inc.

Morningstar, Inc. has consented to the use of the Morningstar® Wide-Moat FocusSM Total Return Index, in exchange for a fee, in connection with the issuance of the ELEMENTS. The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor (including its affiliates). Morningstar, Inc. has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Securities. Morningstar, Inc. makes no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. Morningstar, Inc. has no obligation to take the needs of Deutsche Bank AG or the holders of the Securities into consideration in determining, composing or calculating the Index. Morningstar, Inc. is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Morningstar, Inc. has no liability in connection with the administration, marketing or trading of the Securities.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR, INC. SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. MORNINGSTAR, INC. MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. MORNINGSTAR, INC. MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR, INC. HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND MORNINGSTAR, INC. IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.

MLPF&S has entered into an agreement with the Dow Jones & Company, Inc. (the “Index Sponsor”) providing MLPF&S with a license and, for a fee, with the right to use the Dow Jones High Yield Select 10 Total Return IndexSM (the “Index”) in connection with certain securities, including the Securities. Deutsche Bank has entered into an agreement with the Index Sponsor and MLPF&S providing Deutsche Bank with a sublicense and the right to use the Index in connection with the Securities.

Disclaimer of Warranty and Limitation of Liability
The contents of this website have been prepared based on sources, materials and systems believed to be reliable and accurate and are provided to you on an "AS IS" AND “AS AVAILABLE” basis. THERE IS NO GUARANTEE OF THE ACCURACY, VALIDITY, TIMELINESS, MERCHANTABILITY, FITNESS OR COMPLETENESS OF THE INFORMATION AND DATA. ANY WARRANTIES, WHETHER EXPRESS OR IMPLIED, OR ANY STATUTORY WARRANTIES OF ANY KIND ARE HEREBY DISCLAIMED.

In no event shall the issuers of ELEMENTS featured in this website, the distributors of the ELEMENTS products and their respective affiliates be liable for any damages, including without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses arising in connection with this website or the use thereof or in connection with any failure of performance, error, omission, interruption, defect, line or system failure even if any of the above parties are advised of the possibility.

THE ISSUERS OF ELEMENTS FEATURED IN THIS WEBSITE, THE DISTRIBUTORS OF THE ELEMENTS AND THEIR AFFILIATES SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE THAT COULD RESULT FROM RESPECTIVE INTERCEPTION BY THIRD PARTIES OF ANY INFORMATION MADE AVAILABLE TO YOU VIA THIS WEBSITE.

Use of Links
Should you leave this site via a link contained herein, you do so at your own risk. The content to which you link will not have been developed, checked for accuracy, or otherwise reviewed by any of the issuers of ELEMENTS or any distributor thereof. Such persons are not responsible for damages or losses caused by any delays, defects or omissions that may exist in the services, information or other content provided in such website, whether actual, alleged, consequential or punitive. There are no guarantees or representations made as to, and no liability shall be taken for, any electronic content delivered by any third party, including, without limitation, the accuracy, subject matter, quality or timeliness of any electronic content.

Copyright or Other Notices
This website is for your personal use. You may not copy, publish, distribute, transfer, modify, display, reproduce, and or create any derivative works from the information or software on this site. You may not use “framing” or similar technology with the site. If you download any information or software from this site, you agree that you will not copy it or remove or obscure any copyright or other notices or legends contained in any such information.

Procedure for Making Claims of Copyright Infringement
Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliated companies respect the intellectual property of others and ask that our users and those posting content to this site do the same. It is our policy to respond expeditiously to claims of intellectual property infringement by promptly processing and investigating notices of alleged infringement and taking appropriate actions under the Digital Millennium Copyright Act ("DCMA") and other applicable intellectual property laws. If you believe that your copyrighted work is accessible on this site in a way that constitutes copyright infringement, you may notify us by providing our Copyright Agent with the following information: 1) the electronic or physical signature of the owner of the copyright or of the person authorized to act on the owner's behalf; 2) identification of the copyrighted work or other intellectual property that you claim is being infringed; 3) identification of the material that you claim is infringing; 4) identification of the URL or other specific location on this site where the material that you claim is infringing is located (please be as specific as possible); 5) your name, address, telephone number, and email address; 6) a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent, or the law; and 7) a statement by you, made under penalty of perjury, that the information in your notice is accurate and that you are the copyright owner or are authorized to act on the copyright owner's behalf.

The Agent for Notice of claims of copyright infringement on this site: Jill Gaffney, Office of General Counsel, Merrill Lynch & Co., Inc., 222 Broadway; 17th floor, New York, NY 10038, (212) 670-0429, jill_gaffney@ml.com. Please note, this contact is for copyright claims only, and any other matters or inquiries (i.e. non-copyright related matters or inquiries) directed to the above party will not be addressed or responded to.

© 2008 MLPF&S Inc. All Rights Reserved	Prospectuses	Legal Information	Privacy Statement

In considering ELEMENTS as an investment, an investor should review the ELEMENTS prospectus for the particular offering and discuss the security with legal, tax and financial advisors before taking any action. In the event of any inconsistency between this website and the prospectus for a particular offering of ELEMENTS, you should reply on the prospectus in evaluating that offering. Please review Legal Information and Privacy Statement for additional important legal information and the terms and conditions governing use of this website.